STATE of DELAWARE
CERTIFICATE of TRUST

This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) and sets forth the following:

●	First:	The name of the trust is: Salient Absolute Return Fund

●	Second:	The name and address of the Registered Agent in the State of Delaware is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

●	Third:
The Statutory Trust is or will become, prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended.  (15 U.S.C. §§ 80-a-1 et seq.).

●	Fourth:	(Insert any other information the trustees determine to include therein.)

None
                                                                                                                                                  .
IN WITNESS WHEREOF, the Trustee named below does hereby execute this Certificate of Trust as of the 6th day of January, 2010.

By:	/s/ A. Haag Sherman
Trustee

Name:	A. Haag Sherman
Typed or Printed